                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12



                          BINKS MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                          BINKS MANUFACTURING COMPANY
                            9201 WEST BELMONT AVENUE
                         FRANKLIN PARK, ILLINOIS 60131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 29, 1997

TO THE STOCKHOLDERS OF

    BINKS MANUFACTURING COMPANY:

    Notice is hereby given that the Annual Meeting of Stockholders of BINKS MANUFACTURING COMPANY (the "Company") will be held at the Hotel Sofitel, 5550 North River Road, Rosemont, Illinois 60018, on Tuesday, April 29, 1997 at 10:00 a.m., for the purpose of considering and acting upon the following matters:

    1.  The election of three directors of the Company;

    2.  The approval of an amendment to Article First of the Company's
Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to change the name of the Company to "Binks Sames Corporation";

    3. The approval of an amendment to Article Fourth of the Certificate of Incorporation to allow the Board of Directors of the Company to declare stock dividends without stockholder approval;

    4.  The approval of the Company's 1996 Stock Option Plan;

    5. The ratification of KMPG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending November 30, 1997; and

    6. The transaction of such other business as may properly be brought before the meeting.

    Stockholders of record at the close of business on March 3, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    Whether or not you expect to be present at the Annual Meeting, you are requested to execute and return the enclosed proxy.

                                 By order of the Board of Directors,

                                 GUY E. SNYDER, SECRETARY

March 25, 1997

                          BINKS MANUFACTURING COMPANY
                            9201 WEST BELMONT AVENUE
                         FRANKLIN PARK, ILLINOIS 60131

                                PROXY STATEMENT
                                      FOR
                      1997 ANNUAL MEETING OF STOCKHOLDERS


    This proxy statement and the accompanying proxy are being furnished for the solicitation of proxies by the Board of Directors of Binks Manufacturing Company (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, April 29, 1997 at 10:00 a.m., Chicago time, at the Hotel Sofitel, 5550 North River Road, Rosemont, Illinois 60018, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy statement and accompanying proxy are being first sent to stockholders on or about March 25, 1997. Solicitation will be by mail and may also be by telephone, telegraph or in person by employees of the Company, who will receive no additional compensation for such solicitation. To assist in the solicitation, the Company has retained Morrow & Co., Inc. at a cost of approximately $7,500 plus the reimbursement of customary expenses. The costs of solicitation will be borne by the Company.


ANNUAL REPORT

    The Annual Report of Binks Manufacturing Company for the fiscal year ended November 30, 1996 is enclosed herewith.

SOLICITATION AND REVOCATION OF PROXIES

    The enclosed proxy may be revoked by the stockholder at any time prior to the voting thereof by delivery of written notice of revocation to the Secretary of the Company. It may also be revoked by a stockholder attending and voting in person at the Annual Meeting or by delivery of a later dated proxy to the Secretary of the Company prior to such voting.

VOTING SECURITIES

    As of March 3, 1997, the record date for stockholders entitled to notice of and to vote at the Annual Meeting, the outstanding voting securities of the Company consisted of 3,088,837 shares of Capital Stock, each share being entitled to one vote on each matter presented at the meeting.

    As of March 3, 1997, the following persons were believed by the Company to beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) more than 5% of the outstanding shares of Capital Stock of the Company:

       NAME AND ADDRESS OF            NUMBER OF       PERCENT
         BENEFICIAL OWNER             SHARES(1)       OF CLASS
----------------------------------  --------------  ------------
John Francis Roche, Jr.
 Savings and Profit Sharing Fund
 9201 West Belmont Avenue
 Franklin Park, IL 60131              454,212(2)          14.7%

Franklin Advisory Services, Inc.
 One Parker Plaza, 16th Floor
 Ft. Lee, NJ 07024                    229,300(3)           7.4

Dimensional Fund Advisors, Inc.
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA90401                219,230(4)           7.1

Skyline Asset Management, L.P.
 311 South Wacker Drive, Suite
4500
 Chicago, IL 60606                    168,700(5)           5.5

------------------------------
(1) The nature of the beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the following notes.

(2) Represents shares held by the John Frances Roche, Jr. Savings and Profit Sharing Fund of the Company of which John J. Schornack, Doran J. Unschuld and William W. Roche are the trustees and exercise sole voting power.

(3) Based on a Schedule 13G filed with the Securities and Exchange Commission (the "Commission"), dated February 12, 1997. Franklin Advisory Services, Inc. is a direct or indirect investment advisory subsidiary of Franklin Resources, Inc. ("FRI"). Mr. Charles B. Johnson and Mr. Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding shares of FRI. The address of FRI and Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. is 777 Mariners Island Blvd., San Mateo, CA 94404.

(4)  Based on a Schedule 13G filed with the Commission, dated February 5, 1997.

(5)  Based on a Schedule 13G filed with the Commission, dated February 12, 1997.

                       PROPOSAL 1: ELECTION OF DIRECTORS

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

    The Company presently has seven directors who are divided into three classes serving staggered three-year terms. Three directors are to be elected at this Annual Meeting to hold office for a term expiring at the Annual Meeting for the year 2000. Messrs. William W. Roche and Clifford J. Vaughan and Dr. Wayne F. Edwards, who are presently directors of the Company, have been nominated to fill such positions. Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying form of proxy to vote such proxies for their election.

    Directors shall be elected by a plurality of the votes cast in the election of directors. Under applicable Delaware law, in tabulating the vote, broker non-votes will be disregarded and will have no effect on the outcome of the vote.

    Although it is not anticipated, if Messrs. Roche, Vaughan or Edwards are unable or unwilling to serve as directors, proxies will be voted for such other person or persons as the Board of Directors may determine.

    Information with respect to the nominees, continuing directors and certain executive officers of the Company is shown below.

                                                                     CAPITAL STOCK OF THE COMPANY
                                                                         BENEFICIALLY OWNED ON
                                                                           MARCH 3, 1997(1)
                                                                    -------------------------------
                                                                                       PERCENT OF
                                                                     NUMBER OF        CAPITAL STOCK
                NOMINEES FOR ELECTION AS DIRECTORS                     SHARES          OUTSTANDING
   ------------------------------------------------------------     ------------      -------------
   WILLIAM W. ROCHE, age 71, has been a director of the Company       470,511(3)              15.2%
    since 1958. His present term of office as a director
    expires at this Annual Meeting. From 1952 to 1994, Mr.
    Roche served as the Assistant Secretary and Assistant
    Treasurer of the Company.(2)
   CLIFFORD J. VAUGHAN, age 62, has been a director of the              1,000              *
    Company since August 1996. His present term of office as a director expires at this Annual Meeting. Mr. Vaughan, now
    retired, was Group Vice President of General Motors
    Corporation from 1983 to 1996.
   DR. WAYNE F. EDWARDS, age 62, has been a director of the             2,000              *
    Company since August 1996. His present term of office as a director expires at this Annual Meeting. Mr. Edwards, now
    retired, was Senior Vice President and Chief Financial
    Officer of Crown Zellerbach International, Inc. from 1975
    to 1983.

                                                                     CAPITAL STOCK OF THE COMPANY
                                                                         BENEFICIALLY OWNED ON
                                                                           MARCH 3, 1997(1)
                                                                    -------------------------------
                                                                                       PERCENT OF
                                                                     NUMBER OF        CAPITAL STOCK
                       CONTINUING DIRECTORS                            SHARES          OUTSTANDING
   ------------------------------------------------------------     ------------      -------------
   JOHN J. SCHORNACK, age 66, has been Chairman of the Board          457,212(3)              14.8
    since June 1996 and a director since February 1994. His
    present term of office as a director expires at the 1998
    Annual Meeting. Mr. Schornack has been the Chief Executive
    Officer of KraftSeal Corporation, a manufacturer of
    tamper-proof food container lids, since 1991. Prior to
    that, Mr. Schornack was Vice Chairman at Ernst & Young, an international public accounting firm. Mr. Schornack is
    presently a director of Wintrust Financial Corporation, a
    financial services holding company.
   DORAN J. UNSCHULD, age 73, has been President and Chief            460,275(3)              14.9
    Executive Officer since June 1996 and a director of the
    Company since 1982. His present term of office as a
    director expires at the 1999 Annual Meeting. Mr. Unschuld
    has been employed by the Company in various positions since
    1952 and has been a Senior Vice President from 1995 to
    1996, a Vice President from 1971 to 1995 and Secretary of
    the Company from 1965 to 1996.

   DR. DONALD G. MEYER, age 62, has been a director of the              1,400              *
    Company since June 1996 and had previously been a director of the Company from 1990 to April 1995. His present term of office as a director expires at the 1998 Annual Meeting.
    Dr. Meyer has been Professor of Marketing of Loyola
    University of Chicago since 1961 and was previously Dean of the School of Business Administration from 1977 to 1995.
   TERENCE P. ROCHE, age 38, has been a director of the Company        -0-                 *
    since March 1997, when he was appointed by the Board of
    Directors to fill the vacancy created by the resignation of
    Burke B. Roche. His present term of office as a director
    expires at the 1999 Annual Meeting. Mr. Roche has been an
    officer of the Company since 1995. Mr. Roche has been
    employed by the Company since 1986 and is presently
    Executive Vice President, Assistant Secretary and Assistant
    Treasurer. Mr. Roche had been the Industrial Sales Manager of the Company from 1990 to 1996.(2)

                                                                     CAPITAL STOCK OF THE COMPANY
                                                                         BENEFICIALLY OWNED ON
                                                                           MARCH 3, 1997(1)
                                                                    -------------------------------
                                                                                       PERCENT OF
                                                                     NUMBER OF        CAPITAL STOCK
                        DIRECTOR EMERITUS                              SHARES          OUTSTANDING
   ------------------------------------------------------------     ------------      -------------
   BURKE B. ROCHE, age 82, has been Director Emeritus, a              153,321                  4.9
    nonvoting position, since February 1997. He was a director of the Company from 1948 to February 1997. From 1949 to
    June 1996, Mr. Roche was President and Chief Executive
    Officer of the Company.(2)

              NON-DIRECTOR NAMED EXECUTIVE OFFICERS
   ------------------------------------------------------------
   ERNEST F. WATTS, age 59, has been an officer of the Company         20,778                    *
    since 1980. Mr. Watts has been employed by the Company
    since 1959 and is presently Vice President of Market
    Development of the Company.(2)
   STEPHEN R. KENNEDY, age 63, has been an officer of the               5,255                    *
    Company since 1971. Mr. Kennedy has been employed by the
    Company since 1960 and is presently Vice President of Human
    Resources of the Company.(2)
   STEPHEN R. MATHERS, age 47, has been an officer of the                  75                    *
    Company since June 1996. Mr. Mathers has been employed by
    the Company since 1974 and is presently Vice President--
    Corporate Development. Mr. Mathers has been President and
    CEO of Sames Electrostatic, Inc., a subsidiary of the
    Company, since 1990.
   Directors and Executive Officers as a group (13 persons)           510,234                 16.5


------------------------------
*    Less than 1.0% of the Company's outstanding Capital Stock.

(1) The information contained in this column is based upon information furnished to the Company by the individuals referred to above. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in note (3) below.

(2)  Mr. William W. Roche is the father of Terence P. Roche and brother of Burke
     B. Roche. Mr. Watts is a nephew of, and Mr. Kennedy is married to the niece of, Messrs. William W. Roche and Burke B. Roche. Mr. Terence P. Roche and Mr. Watts are cousins.

(3) Includes 454,212 shares held by the John Francis Roche Savings and Profit Sharing Fund of the Company of which Messrs. William W. Roche, Schornack and Unschuld are the trustees and exercise sole voting power.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR DIRECTORS LISTED ABOVE.

DIRECTORS' FEES

    The Chairman of the Board receives a fee of $85,000 per annum and $1,500 for each meeting attended. Each director who is not also an employee receives a director's fee of $21,000 per annum and $500 for each board meeting attended, plus reimbursement of expenses relating to attendance at meetings. Non-employee directors are also entitled to participate in the Company's 1996 Stock Option Plan. See "Proposal 4: Approval of the 1996 Stock Option Plan."

    In 1996, Mr. John J. Schornack was awarded a $50,000 bonus for his efforts in assisting with the transition of the Company's management. During 1996, Mr. Doran J. Unschuld served on the board of directors of Binks-Bullows, Ltd. and received a director's fee of $3,818. Mr. Ernest F. Watts served on the board of directors of Binks Manufacturing Company of Canada, Limited and received a director's fee of $3,000.

INFORMATION REGARDING BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

    The Board of Directors of the Company (the "Board of Directors" or "Board") held nine meetings during 1996. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee. All directors attended at least 75% of the meetings of the Board of Directors, and of Committees on which they served, during 1996.

    The Audit Committee of the Board consists of Drs. Meyer and Edwards. The Audit Committee is responsible for recommending to the Board of Directors the engagement of independent auditors for the Company and reviewing with the independent auditors the plan for and results of the auditing engagement. The Audit Committee also reviews the plan for and results of the Company's internal audits. The Audit Committee met two times during 1996.

    The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Company's executive officers and for administering all the Company's employee benefit plans, including the proposed 1996 Stock Option Plan. The Compensation Committee held one meeting during the last fiscal year. The Compensation Committee currently consists of Messrs. Schornack and Vaughan.

    The Executive Committee's duties include anything permitted by law to be performed by the Board of Directors that does not require the full Board. This Committee held seven meetings during the last fiscal year. The Executive Committee currently consists of Messrs. William W. Roche, Schornack, Unschuld and Meyer.

    The Nominating and Governance Committee is responsible for nominating persons for election as Directors of the Company and appointments to Committees. The Nominating and Governance Committee has no current plans to consider nominees recommended by security holders. This Committee held two meetings during the last fiscal year. The Nominating and Governance Committee currently consists of Messrs. Meyer and Schornack.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to Section 16 of the Exchange Act, the Company's officers, directors and holders of more than ten percent of the Company's Capital Stock are required to file reports of their trading in equity securities of the Company with the Commission, the Company, the American Stock Exchange and the Chicago Stock Exchange. Based solely on its review of the copies of such reports received by it, the Company believes that during 1996 all filing requirements applicable to its officers, directors, and more than ten percent stockholders were complied with, except that Dr. Donald G. Meyer did not timely file a Form 3 when elected as a director of the Company. An appropriate form was subsequently filed late with the Commission.

                             EXECUTIVE COMPENSATION

    The following table sets forth separately, for the fiscal years indicated, each component of compensation paid or awarded to, or earned by, (i) the Chief Executive Officer ("CEO") of the Company serving at the end of the last fiscal year, (ii) each of the four most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year, other than the CEO, and (iii) Mr. Burke B. Roche, who resigned as President and CEO of the Company in June 1996 (collectively referred to herein as the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE(1)

                                             ANNUAL
                                          COMPENSATION
       NAME AND                     ------------------------       ALL OTHER
  PRINCIPAL POSITION       YEAR      SALARY($)    BONUS($)    COMPENSATION($)(2)
-----------------------  ---------  -----------  -----------  -------------------
Doran J. Unschuld             1996     191,444       15,789           65,857
  President, Chief            1995     151,908       11,000           30,428
  Executive                   1994     141,257       10,000           24,927
  Officer and Director
Ernest F. Watts               1996     135,373       13,075           38,896
  Vice President of           1995     125,793        9,500           35,674
  Market                      1994     116,973        8,000           34,341
  Development
Stephen R. Kennedy            1996     135,241       13,048           52,461
  Vice President of           1995     125,539        9,000           42,798
  Human                       1994     116,737        7,500           38,173
  Resources
Terence P. Roche              1996     106,900        8,880               --
  Executive Vice              1995      81,965        3,500               --
  President                   1994      75,600        2,500               --
  and Director
Stephen R. Mathers            1996     164,000       46,000               --
  Vice President of           1995     151,000       47,000               --
  Corporate                   1994     138,000       40,000               --
  Development
Burke B. Roche                1996     195,190           --          269,370
  President, Chief            1995     285,337       18,000           54,683
  Executive                   1994     260,607           --           47,240
  Officer until June
  1996 and Director
  until February 1997

------------------------------

(1) Compensation paid to executive officers for the fiscal year ended November 30, 1996, other than salary, bonus, and other compensation reflected in the table, does not exceed the minimum amounts required to be reported under the Commission's rules.

(2) Represents amounts expensed with respect to post-retirement payments under employment contracts between the Company and the CEO and Named Executive
     Officers.

PROFIT SHARING PLAN

    All employees of the Company who are over age 21 and have completed one year of service with the Company are eligible to participate in the John Francis Roche, Jr. Savings and Profit Sharing Fund (the "Profit Sharing Plan"), a defined contribution retirement savings program. Participants in the Profit Sharing Plan must contribute at least 2 1/2% but no more than 5% of their compensation, up to a limit of $200 per year. The Company will contribute to the Profit Sharing Plan each year the lesser of (i) 15% of total compensation (as defined in the Profit Sharing Plan), (ii) 18% of the Company's adjusted net income or (iii) six times the total participant contributions.

    The participants' accounts are held under a trust and are invested by the trustees, Messrs. John J. Schornack, Doran J. Unschuld and William W. Roche, in accordance with the terms of the Profit Sharing Plan. Participants' interests in the Company's contributions become fully vested and nonforfeitable upon death, disability or attainment of age 60 or after seven years of participation in the Profit Sharing Plan. Upon retirement, other termination or disability, a participant receives the total value of funds resulting from his or her savings and vested Company contributions in either a single payment or substantially equal installments not less frequently than semi-annually. There are 754 participants in the Profit Sharing Plan, including executive officers. There were no Company contributions to the Profit Sharing Plan for the year ended November 30, 1996.

                        REPORT OF THE BOARD OF DIRECTORS
                        REGARDING EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

    The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for all employees, including senior management, which are based on the individual's contribution and personal performance. The objectives of the Company's compensation program are to align compensation with business goals and performance and to enable the Company to attract and retain superior talent and reward performance.

    The Company also believes it is important to align executive officers' interests with the success of the Company by placing a portion of pay at risk, thus making payment dependent upon corporate performance. The compensation of the Company's CEO and Named Executive Officers is reviewed and approved annually by the Board of Directors, and is linked to the Company's financial performance. Fifteen percent or more of executive management's compensation may consist of a bonus which is influenced by the Company's annual performance.

    In determining compensation levels, salary and bonus components are initially reviewed by the Compensation Committee of the Board of Directors, which was created in June 1996 (prior thereto, compensation was initially reviewed by the CEO of the Company). The Compensation Committee then makes its recommendations to the full Board of Directors. The Board studies the recommendations, along with other information on individual and corporate performance, and votes on compensation levels for the next fiscal year. Only those members of the Board of Directors who are not officers of the Company vote on matters relating to the compensation of the CEO and Named Executive Officers.

EXECUTIVE OFFICER COMPENSATION PROGRAM

    The Company's compensation program consists of cash salary, annual bonus payments based upon performance and, beginning in 1996, stock option grants. There are currently three main components to the Company's executive compensation program, as determined by corporate and individual performance:

        - Base salary compensation

        - Annual incentive compensation

        - Stock option grants

    In determining salaries, the Compensation Committee takes into account individual experience, individual performance, total contribution to the Company's long term success, and the results of the Company's performance. In fiscal 1996, the following measures were considered by the Compensation Committee in awarding annual bonuses to those executives whose performance during the year impacted favorably on the results of the Company as a whole: corporate revenues, corporate net income and general corporate performance relative to market conditions in the Company's industry.

    Stock option grants to executive officers are intended to promote the success of the Company by aligning financial interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Stock option grants are based on various subjective factors, primarily relating to the responsibilities of the individual officers, and also to their expected future performance. Prior to 1996, the Company did not have a stock option plan for executive officers. In 1996, the Company adopted, subject to stockholder approval, the 1996 Stock Option Plan and made various option grants to its executive officers. See "Proposal 4: Approval of the 1996 Stock Option Plan."

CHIEF EXECUTIVE OFFICER COMPENSATION


    The salary of Mr. Doran J. Unschuld, the Company's CEO, was set at $191,444 for fiscal 1996, an increase of $39,536 over the amount paid in 1995. His salary was determined based on corporate results over the past five years, plus a review of the CEO's individual performance. Mr. Unschuld received a bonus of $15,789 in 1996. Mr. Unschuld was also awarded options to purchase 20,000 shares of Capital Stock of the Company, which would become immediately exercisable under the Company's 1996 Stock Option Plan upon approval thereof by the stockholders. See "Proposal 4: Approval of the 1996 Stock Option Plan." The increase in Mr. Unschuld's salary, the bonus granted Mr. Unschuld and the option award were based upon his individual performance, leadership with the Company and the attainment of the Company's goals.


    In making decisions regarding CEO compensation, the Compensation Committee also took into account results of operations of the Company, conditions in the capital goods industry as a whole and Mr. Unschuld's long-term contributions to the Company. Mr. Unschuld has been an officer of the Company since 1965.

                              COMPENSATION COMMITTEE

                              John J. Schornack
                              Clifford J. Vaughan

                               PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return on the Capital Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P Machinery (Diversified) Index over the same period (assuming the investment of $100 in the Company's Capital Stock, the S&P 500 Index and the S&P Machinery (Diversified) Index on November 29, 1991, and reinvestment of all dividends).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           S&P MACHINERY (DIVERSIFIED) (1)  S&P 500 (1)   BINKS MANUFACTURING
1991                           $100.00       $100.00                  $100.00
1992                            115.09        118.47                   105.46
1993                            160.78        130.44                   112.56
1994                            158.89        131.80                    96.17
1995                            200.04        180.54                   124.16
1996                            256.37        230.84                   144.31

(1) The S&P 500 Index and the S&P Machinery (Diversified) Index were obtained from Standard and Poor's Compustat Services, a division of McGraw-Hill, Inc. In prior years, the Company utilized the S&P Machine Tools Index which was discontinued in June 1996.

EXECUTIVE RETIREMENT INCOME CONTRACTS

    The Company has entered into individual Executive Retirement Income Contracts with certain executives, including Messrs. Doran J. Unschuld, Ernest
F. Watts and Stephen R. Kennedy, in each case providing for payment of annual retirement benefits to the executive (or his beneficiary in the event of his death) in an amount equal to 1 1/2% of the executive's average annual salary (exclusive of bonuses, profit sharing and other employee benefits) for the five years preceding retirement, multiplied by the number of full fiscal years of service in the employ of the Company. Retirement payments terminate 15 (ten in the case of Mr. Burke B. Roche) years after retirement or in the event the executive engages in specified competitive activities following retirement. In addition, no retirement benefits are payable if the executive voluntarily resigns prior to age 65 without the consent of the Company, or if he is dismissed by the Company for specified cause. Messrs. Burke B. Roche and William W. Roche are currently receiving payments under their respective contracts following their retirement in 1996 and 1994, respectively, as officers of the Company.

    The following table shows the amount of annual retirement benefits payable under these arrangements at various levels of final five year average salary and for different years of service.

                               PENSION PLAN TABLE

                                       YEARS OF SERVICE
               ----------------------------------------------------------------
REMUNERATION       5         15         25         35         45         50
-------------  ---------  ---------  ---------  ---------  ---------  ---------
  $ 100,000    $   7,500  $  22,500  $  37,500  $  52,500  $  67,500  $  75,000
    125,000        9,375     28,125     46,875     65,625     84,375     93,750
    150,000       11,250     33,750     56,250     78,750    101,250    112,500
    175,000       13,125     39,975     65,625     91,875    118,125    131,250
    200,000       15,000     45,000     75,000    105,000    135,000    150,000
    225,000       16,875     50,625     84,375    118,125    151,875    168,750
    250,000       18,750     56,250     93,750    131,250    168,750    187,500
    275,000       20,625     61,875    103,125    144,375    185,625    206,250

    As of November 30, 1996, the number of full fiscal years of service with the Company for officers named in the Cash Compensation Table who are parties to the above-described arrangements and the amount of salary paid to such officers during the fiscal year ended November 30, 1996 are as follows: Doran J. Unschuld--44 years, $191,444; Ernest F. Watts--37 years, $135,373; and Stephen
R. Kennedy--36 years, $135,241. Benefit amounts shown in this table are computed on a straight line annuity basis and are not subject to any deduction for Social Security benefits or other offsets.

CHANGE IN CONTROL ARRANGEMENTS

    The Company has entered into individual Employment Security Agreements with current executive officers and certain other key employees, including Messrs. Doran J. Unschuld, Ernest F. Watts, Stephen R. Kennedy and Jeffrey W. Lemajeur in each case providing for severance payments by the Company in the event that within three years after a "change in control" (as defined) either the Company terminates the individual's employment for other than "good cause" (as defined), disability, death, or normal retirement, or the individual terminates his employment for "good reason" (as defined). Subject to certain limitations, the amount of the severance payment equals three (two for employees other than executive officers) times the sum of (i) such employee's annual salary at the rate in effect at the time of termination, plus (ii) the maximum bonus such employee could earn for the fiscal year in which the termination occurs. A "change in control" will in general be deemed to occur where a third person becomes the owner of 20% or more of the Capital Stock of the Company or where a corporate transaction occurs, the effect of which is that persons who were directors of the Company before the transaction cease to constitute a majority of the Board of Directors.

    Pursuant to the provisions of the Binks Death Benefit Plan for Executive Personnel, but subject to the conditions therein set forth, the beneficiaries of each participant may become entitled to receive 120 monthly installments equal to an amount not in excess of one-twelfth of 20% of the average base annual salary of such participant during the period from December 1, 1954 to the date of his retirement or death.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1996, decisions regarding executive compensation were reviewed by the entire Board of Directors based upon the recommendations of the Compensation Committee (after its formation in June 1996). Messrs. Burke B. Roche and Doran J. Unschuld were executive officers of the Company during fiscal 1996. During fiscal 1996, Messrs. Roche and Unschuld also served on the Board of Directors of the Company. Although these directors were present during compensation discussions by the Board, they did not vote on compensation decisions regarding themselves.

                      PROPOSAL 2: APPROVAL OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION TO
                          CHANGE THE COMPANY'S NAME TO
                           "BINKS SAMES CORPORATION"


    The Board of Directors has adopted, and is recommending to the stockholders for their approval at the Annual Meeting, a resolution to amend Article First of the Company's Certificate of Incorporation to change the corporate name. The applicable text of the Board's resolution is as follows:

        "RESOLVED, that Article First of the Company's Certificate of Incorporation be amended to read in its entirety as follows:

        FIRST: The name of the corporation is "BINKS SAMES CORPORATION."

    In the judgment of the Board of Directors, the change of corporate name is desirable in view of the significant change in the strategic focus of the business of the Company resulting from the comprehensive reorganization and restructuring initiatives which were begun in June 1996. The "Binks Sames" name was chosen to affirm the global nature of the Company and to recognize the achievements and stature in the market of the Company's French subsidiary, Sames S.A.

    The Board is also proposing to amend the Certificate of Incorporation to give the Board of Directors the authority to declare stock dividends without stockholder approval. See Proposal 3 below. Approval of Proposal 3 is not a condition precedent to the adoption of the proposed name change.

    If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.

    Approval of this Proposal 2 requires the affirmative vote of a majority of the outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting. Abstentions and broker non-votes have the effect of a vote against this Proposal 2. If approved by the stockholders, the amendment to Article First will become effective upon filing with the Secretary of the State of Delaware a Certificate of Amendment to the Company's Certificate of Incorporation, which filing is expected to take place shortly after the Annual Meeting. However, the Board of Directors will be authorized, without a further vote of the stockholders, to abandon the name change and determine not to file the Certificate of Amendment if the Board concludes that such action would be in the best interest of the Company and its stockholders. If this proposal is not approved by the stockholders, then the Certificate of Amendment will not be filed.

    THE BOARD BELIEVES THAT THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME IS IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.


                      PROPOSAL 3: APPROVAL OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION TO
                       ALLOW ISSUANCE OF STOCK DIVIDENDS
                          WITHOUT STOCKHOLDER APPROVAL


    The Board of Directors has adopted, and is recommending to the stockholders for their approval at the Annual Meeting, a resolution to amend the second paragraph of Article Fourth of the Company's Certificate of Incorporation to allow the Board of Directors to declare, and the Company to issue, stock dividends without the approval of stockholders. The applicable text of the Board resolution is as follows:

        "RESOLVED, that the second paragraph of Article Fourth of the Company's Certificate of Incorporation be amended to read in its entirety as follows:


        In addition to any other vote otherwise required by law or this restated certificate of incorporation, (a) the merger or consolidation of the Corporation with, or the sale, lease or exchange of all or substantially all of the property and assets of the Corporation to, any person, firm, corporation or other entity, or (b) the issuance or creation of any shares of stock of any class (other than the issuance of shares by means of a stock dividend payable solely to the holders of the then outstanding shares) having voting power in excess of 25% of the total number of shares of stock of all classes having voting power then outstanding, excluding treasury shares, or (c) the amendment or repeal of any provisions of this second paragraph of Article FOURTH, shall be authorized, approved or become effective only upon receiving the favorable vote of not less than 75% of the total number of shares of stock of all classes having voting power of the Corporation then outstanding, voting together as a single class, at the annual or a special meeting of stockholders held for the purpose of acting thereon. Except as hereinabove provided, shares of capital stock of the Corporation may be issued by the Corporation from time to time in such amounts and proportions and for such consideration as may be fixed and determined from time to time by the Board of Directors and as shall be permitted by law."

    Presently, clause (b) of the first sentence of the second paragraph of Article Fourth of the Certificate of Incorporation requires 75% of the outstanding shares of Capital Stock of the Company to approve any issuance or creation of shares in excess of 25% of the outstanding shares, excluding treasury shares. This provision, although intended to prevent the Company from issuing or creating additional shares that could result in significant dilution to the then current holders of the Company's outstanding capital stock, if applied literally has the effect of preventing the Board of Directors from declaring and the Company from issuing stock dividends on the Company's outstanding Capital Stock, which would have no dilutive effect on the holders of the outstanding shares. A stock dividend is a dividend distributed with respect to all outstanding shares of capital stock which is payable in shares of stock. The effect of a stock dividend is to increase the number of shares held by each holder of Capital Stock but to maintain the proportionate interest of each stockholder in the Company and to reduce the market price of each share of capital stock. The increase in the number of shares outstanding and the reduction in the market price of the shares is likely to result in greater liquidity and a broader trading market for the Company's shares which would benefit all stockholders.

    Approval of this proposal requires the affirmative vote of 75% of the outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the effect of voting against this Proposal 3. If approved by the stockholders, the amendment to Article Fourth will become effective upon filing with the Secretary of State of Delaware a Certificate of Amendment to the Company's Certificate of Incorporation, which filing is expected to take place shortly after the Annual Meeting. However, the Board of Directors will be authorized, without a further vote of the stockholders, to abandon the change and determine not to file the Certificate of Amendment if the

Board concludes that such action would be in the best interest of the Company and its stockholders. If this proposal is not approved by the stockholders, then the Certificate of Amendment will not be filed.

    THE BOARD BELIEVES THAT THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO GIVE THE BOARD THE AUTHORITY TO EFFECT STOCK DIVIDENDS WITHOUT SHAREHOLDER APPROVAL IS IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 3.

    If Proposal 3 is adopted, the Board of Directors may consider declaring a stock dividend in the future. There can be no assurance, however, that the Board of Directors will ever declare a stock dividend on the Company's Capital Stock.

               PROPOSAL 4: APPROVAL OF THE 1996 STOCK OPTION PLAN

    Subject to approval by the stockholders, the Board of Directors has adopted the 1996 Stock Option Plan (the "Plan") pursuant to which incentive stock options and nonqualified stock options may be granted to present and future executives, key personnel, consultants and non-employee directors of the Company. It is intended that the incentive stock options will be qualified as such under the Internal Revenue Code of 1986, as amended (the "Code").

    Approval of Proposal 4 requires the affirmative vote of a majority of the shares of capital stock of the Company present and entitled to vote at the Annual Meeting. Abstentions will be counted as present and entitled to vote and have the effect of voting against Proposal 4. Broker non-votes will not be counted as present and entitled to vote and have no effect on the vote on Proposal 4.

PURPOSE

    The purpose of the Plan is to allow the Company to offer present and future executives, key personnel, consultants and non-employee directors stock based incentives in the Company, thereby giving them a stake in the Company's growth and prosperity and encouraging them to continue their services with the Company, its subsidiaries or affiliated companies.

RESERVATION OF SHARES

    The Plan permits the grant of options to purchase up to 300,000 shares of capital stock of the Company. Authorized but unissued shares and treasury shares may be made available for issuance under the Plan. In the event of corporate changes affecting the capitalization of the Company, such as stock splits, or a corporate transaction, such as any merger, consolidations, separations, including a spin-off, or other distributions of shares of the Company, appropriate adjustments will be made in the number and class of shares for which options may thereafter be granted under the Plan and the option price and the number and class of shares subject to outstanding options granted pursuant to the Plan.

ADMINISTRATION

    The Plan may be administered, construed and interpreted by either the Board of Directors of the Company, the Compensation Committee of the Board of Directors of the Company or such other committee to whom the Board may delegate this function. The Plan is presently administered by the Compensation Committee. Consistent with the terms of the Plan, the Compensation Committee will select the individuals who shall participate in the Plan, will determine the sizes, types, terms and conditions of options granted and establish and amend the rules and regulations for the Plan's administration.

ELIGIBILITY

    Incentive stock options may be granted only to employees, including employees who are directors and employees who reside outside the United States, of the Company or its subsidiaries. Nonqualified stock options may be granted to all employees of and consultants who provide services to the Company or its subsidiaries, including non-employee directors. Options may be granted to employees or consultants at any time and from time to time in the Committee's sole discretion. However, no employee or consultant may receive options covering more than 50,000 shares of the capital stock of the Company in any single fiscal year.

OPTION PRICE AND PAYMENT OF THE OPTION PRICE

    The price to be paid for shares upon the exercise of each option pursuant to the Plan may not be less than the fair market value of such shares on the date on which the option is granted, as determined by the Board or a committee. The exercise price of any incentive stock option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries must not be less than 110% of the fair market value of the option shares on the date of grant. The fair market value of the option shares on a given date shall be the closing sales price for shares of stock of the Company traded on the American Stock Exchange market on such date as reported by THE WALL STREET JOURNAL, Midwest Edition.

    Upon exercise, the option price shall be paid either in cash or, if lawful and permitted by the Committee, (a) by the exchange of a number of previously acquired shares of the Company with a fair market value at the time of exercise equal to the total exercise purchase price; or (b) by any other means which the Committee, in its sole discretion, determines to be legal consideration for the shares and to be consistent with the Plan's purposes.

    The Plan also permits optionees who exercise options to elect to have the Company withhold a portion of the option shares purchased in order to satisfy any federal, state or local tax liability imposed on the optionee by virtue of the exercise of the option.

PERIOD OF OPTION

    Each option granted shall be effective until the termination date set forth in the written award agreement. If no date is set forth in the award agreement, each option granted under the Plan shall be effective for a period of ten years from the date of grant thereof, unless the period is reduced because of death or termination of the optionee's employment, except that any incentive stock option granted to a person owning more than 10% of the outstanding common shares of the Company must terminate not later than five years from the date of the grant.

EXERCISE OF OPTION

    Options granted under the Plan shall be exercisable as prescribed in the award agreement. If the award agreement does not set forth times with respect to the exercisability of the options, then each option may be exercised up to 25% on the first anniversary of the grant thereof, up to 50% on the second anniversary, up to 75% on the third anniversary, and up to 100% on the fourth anniversary of the grant. This limitation shall not be effective in the event of the death, disability or retirement of an optionee while in the employ of the Company or its subsidiaries. Upon termination of employment for a reason other than death, disability, retirement, early retirement or for cause, the optionee may exercise any nonqualified stock option or any incentive stock option within one month of the date of termination, to the extent such optionee was otherwise entitled to exercise such options. Upon a change of control of the Company, as defined in the Plan, all options granted under the Plan become immediately exercisable in full.

    The Plan provides that the aggregate fair market value (determined as of the time the option is granted) of the common shares for which incentive stock options may be exercised for the first time by any optionee during any calendar year may not be exceed $100,000.

LIMITED TRANSFERABILITY OF OPTIONS

    Options (other than incentive stock options) may not be transferred except to immediate family members, a trust for the benefit of immediate family members or a partnership of solely immediate family members so long as there is no consideration given for the transfer, the award agreement expressly permits the transfer and subsequent transfers are prohibited.

NON-EMPLOYEE DIRECTORS

    Each non-employee director is entitled to a nonqualified stock option to purchase 3,000 shares. Such Option shall be granted on either the effective date of the Plan, or the date such person first becomes a non-employee director, as the case may be. Thereafter, for so long as the non-employee director remains such, he or she annually will be granted an option for an additional 1,000 shares, or 2,000 shares if such non-employee director shall also be serving as Chairman of the Board. Each such option shall be granted on the date of each Annual Meeting of Stockholders, commencing with the 1997 Annual Meeting of Stockholders, but only if the non-employee director will continue to serve as a director after such Annual Meeting. The Board of Directors may in its discretion increase the number of shares subject to an initial award or annual award in recognition of significant additional duties and responsibilities assumed by a non-employee director in connection with his or her service as chairman of the Board of Directors or other positions on the Board of Directors.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board of Directors may at any time alter, amend, suspend or terminate the Plan, subject to any requirement of stockholder approval, under law, rule or regulation. Unless earlier terminated by the Board of Directors, the Plan will terminate on October 24, 2006.

FEDERAL INCOME TAX CONSEQUENCES

    The Plan provides for the grant of incentive stock options and nonstatutory stock options. The federal income tax consequences to the Company and the optionee arising out of the grant and exercise of incentive stock options and nonstatutory stock options and upon the subsequent sale of the shares acquired pursuant thereto are discussed below.

    An optionee will generally not be deemed to have recognized taxable income upon grant or exercise of any incentive stock option, provided that shares transferred in connection with the exercise are not disposed of by the optionee until the later of one year after the date the shares are transferred in connection with the exercise of the incentive stock option or two years after the date of grant of such option. If the holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the fair market value of the common stock is recognized as income taxable at long-term capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of incentive stock options, assuming these holding periods are met.

    In the case of the exercise of a nonqualified stock option, an optionee will be deemed to have received ordinary income upon exercise of the stock option in an amount equal to the aggregate amount by which the per share exercise price is exceeded by the fair market value of the common stock. In the event shares received through the exercise of an incentive stock option are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition"), the exercise of the option will be treated as the exercise of a nonqualified stock option, except that the optionee will recognize the ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a nonqualified stock option or due to a disqualifying disposition will be a deductible expense of the Company for tax purposes.

NEW PLAN BENEFITS

    The following table provides certain information with respect to all grants which have been made under the Plan assuming stockholder approval at the Annual Meeting is obtained, specifying the amounts granted to Named Executive Officers individually, all current directors who are not executive officers as a group and all current executive officers as a group. No other grants are anticipated at this time.

    All grants of stock options made to the officers and directors of the Company reflected in the table below have an exercise price of $23 3/8 per share (the fair market value on the date of grant of October 23, 1996). Except for options granted to Doran J. Unschuld which become immediately exercisable upon approval of the Plan by the stockholders, options become exercisable in equal annual installments of 25% each year commencing one year from the date of grant. All options will have a term of 10 years. All options reflected in the following table will immediately vest upon termination of employment due to death or disability or a "change in control" of the Company. The Plan generally provides that a change in control will be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 15% or more of the outstanding voting securities of the Company or in the event of merger or other form of business combination, sale of assets or contested election of directors which results in a change in control of the Company.

                               NEW PLAN BENEFITS

                                             OPTION AWARDS
                                             -------------
                                                NUMBER
NAME AND POSITION                            OF SHARES(1)
-------------------------------------------  -------------
Doran J. Unschuld                                 20,000
 President, Chief Executive Officer and
 Director
Ernest F. Watts                                    2,500
 Vice President of Market Development
Stephen R. Kennedy                                 2,500
 Vice President of Human Resources
Terence P. Roche                                   4,000
 Executive Vice President and Director
Stephen R. Mathers                                 3,000
 Vice President of Corporate Development
All current directors who are not executive       27,000
 officers as a group (5 persons)
All current executive officers as a group         40,500
 (8 persons)
All employees, including all current              26,000
 officers who are not executive officers,
 as a group (15 persons)

------------------------------
(1)  206,500 stock options remain unallocated under the Plan.

    THE BOARD BELIEVES THAT THE PROPOSAL TO APPROVE THE 1996 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 4.

              PROPOSAL 5: RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Company is asking the shareholders to ratify the selection of KPMG Peat Marwick LLP ("KPMG") as the Company's independent accountants for the fiscal year ending November 30, 1997. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting, is required to ratify the selection of KPMG. Abstentions will have the effect of voting against this Proposal 5. Broker non-votes will have no effect on the vote.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

    KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING NOVEMBER 30, 1997.

ACCOUNTANT INFORMATION

    On August 23, 1996, the Company dismissed Crowe, Chizek and Company LLP ("Crowe Chizek") as its independent auditors. Effective August 24, 1996, the Company engaged KPMG as its new independent accountants to audit the Company's financial statements. The Audit Committee recommended and the Board of Directors approved, effective as of August 23, 1996, the decision to change independent accountants. Crowe Chizek reported on the Company's financial statements for the fiscal year ended November 30, 1995. KPMG reported on the Company's financial statements for the fiscal years ended November 30, 1996 and November 30, 1994. The report of Crowe Chizek on the Company's financial statements for the fiscal year ended November 30, 1995, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the most recent fiscal year and through August 23, 1996, (i) there had been no disagreements with Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Crowe Chizek would have caused it to make reference thereto in its report on the financial statements for such year; and (ii) there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). Prior to its appointment of KPMG, the Company has not consulted with KPMG regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(1)(v)).

                                 OTHER MATTERS

    Proxies will be voted for the election of the above named nominees as directors unless otherwise indicated on the proxy. Management does not know of any other matters which are likely to be brought before the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.


                           STOCKHOLDER PROPOSALS FOR
                            THE 1998 ANNUAL MEETING


NOMINATIONS FOR THE BOARD OF DIRECTORS

    The Company's By-Laws provide that written notice of proposed stockholder nominations for the election of directors at an Annual Meeting must be given to the Secretary of the Company no earlier than February 1 and no later than February 25 immediately preceding the meeting. Notice to the Company from a stockholder who proposes to nominate a person for election as a director must contain certain information about that person, including age, business and residence addresses and such other information as would be required to be included in a proxy statement soliciting proxies to nominate that person. If the Chairman of the Annual Meeting determines that a person was not nominated in accordance with the foregoing procedures, such person shall not be eligible for election as a director.

OTHER PROPOSALS

    If any stockholder intends to present a proposal to be considered for action at the 1998 Annual Meeting of Stockholders and to be included in the Company's proxy materials, the proposal must be in proper form and received by the Secretary of the Company on or before November 30, 1997, for review and consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

    In addition, the Company's By-Laws require that written notice of proposals by stockholders to be presented at an Annual Meeting be delivered to the Secretary of the Company no earlier than February 1 and no later than February 25 immediately preceding the meeting. Such notice to the Company must set forth
(i) a brief description of the
business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the number of shares beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. If the Chairman of the Annual Meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, such business shall not be transacted.

                              By order of the Board of Directors,

                              GUY E. SNYDER, SECRETARY

    THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED HEREBY WHO SO REQUESTS IN WRITING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED NOVEMBER 30, 1996 (EXCEPT THE EXHIBITS THERETO, WHICH WILL BE PROVIDED UPON PAYMENT OF A REASONABLE CHARGE) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR THE ANNUAL REPORT ON FORM 10-K SHOULD BE SENT TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, DIRECTED TO THE ATTENTION OF DORAN J. UNSCHULD, PRESIDENT AND CHIEF EXECUTIVE OFFICER, OR GUY E. SNYDER, SECRETARY.

PROXY                   BINKS MANUFACTURING COMPANY                       PROXY

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

John J. Schornack and Doran J. Unschuld, or any of them, with full power of substitution, are hereby authorized to vote the shares of Capital Stock of Binks Manufacturing Company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hotel Sofitel, 5550 North River Road, Rosemont, Illinois 60018, on April 29, 1997, at 10:00 A.M., and at all adjournments thereof, as follows:







        PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE HEREOF AND
                 RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/

                                          FOR the nominees   WITHHOLD authority
                                            listed below          to vote
                                       (except as marked to   for the nominees
1. ELECTION OF DIRECTORS                the contrary below)     listed below

   (INSTRUCTION: To withhold authority         / /                 / /
   to vote for any individual nominee,
   strike a line through the nominee's
   name in the list below.)

   William W. Roche  Clifford J. Vaughan
        Dr. Wayne F. Edwards
                                               For    Against    Abstain
2. Amendment to Article First of the           / /      / /        / /
   Company's Restated Certificate of
   Incorporation, as amended, to
   change the name of the Company to
   "Binks Sames Corporation".
                                               For    Against    Abstain
3. Amendment to Article Fourth of the          / /      / /        / /
   Restated Certificate of Incorporation,
   as amended, to allow the Board of
   Directors of the Company to declare
   stock dividends without stockholder
   approval.
                                               For    Against    Abstain
4. Adoption of the Company's 1996 Stock
   Option Plan.                                / /      / /        / /

                         THIS AREA IS AVAILABLE FOR
                             ADDITIONAL COPY

                                               For    Against    Abstain
5. Ratification of KMPG Peat Marwick LLP       / /      / /        / /
   as the Company's independent accountants
   for the fiscal year ending November 30,
   1997.
                                               For    Against    Abstain
6. In their discretion, the proxies are        / /      / /        / /
   authorized to vote upon such other
   matters as may properly come before
   the meeting.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS NOTED ABOVE.

Please sign your name or names on the signature lines below in the exact form appearing hereon.

Dated ___________________________________________, 1996

_______________________________________________________
        (Signature(s) of Stockholder(s))

_______________________________________________________
        (Signature(s) of Stockholder(s))